UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007 (June 4, 2007)

INFOSMART GROUP, INC.
(Exact name of Registrant as specified in charter)

California (State or other jurisdiction of incorporation)	001-15643 (Commission File Number)	95-4597370 (IRS Employer Identification Number)

5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2944-9905

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Appointment of Directors

Effective June 4, 2007, Joseph Chang was appointed as a member of the Company’s Board of Directors. Mr. Chang will serve as an “independent director” as that term is defined under NASDAQ Rule 4200(a)(15). Mr. Chang will serve on the Board’s Audit Committee, Compensation Committee and Nominating Committee.

Mr. Chang graduated from the National Taiwan Institution of Technology with a major in Industrial Management and a sub-major in MIS. He also graduated from the Banking and Insurance Department from the National Business College of Taipei. Mr. Chang has extensive experience in corporate finance, investment consulting and business management. Mr. Chang is currently the Chief Executive Officer of Active Asia Investments (HK) Limited, a position he has held since January 2007. From 2003 to 2006, Mr. Chang was the Chief Executive Officer of Global Trend Investment Consulting Limited. From March 2000 to April 2003, Mr. Chang was the Chief Financial Officer and Chief Operating Officer for HWACOM Systems, a systems integration company in the telecommunications/networking industry.

There are no transactions or relationships between the Company and Mr. Chang in which Mr. Chang had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSMART GROUP, INC.

By:	/s/ Chung Kwok
Chung Kwok,
Chief Executive Officer and President
Dated: June 8, 2007